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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in each of the Registration Statements of Solo Serve Corporation on Forms S-8 (Nos. 33-99666 and 33-99670) filed on November 20, 1995, of our report dated May 14, 1997 appearing on Page F-2A of this Annual Report on Form 10-K. We also consent to the incorporation of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.




PRICE WATERHOUSE LLP

San Antonio, Texas
April 29, 1998